Exhibit 99

CONFIDENTIAL

Latham Group, Inc. Announces Chief Financial Officer Transition; Reaffirms Fiscal 2022 Net Sales and Adjusted EBITDA Guidance

Mark Borseth appointed as Interim Chief Financial Officer

LATHAM, N.Y., January 19, 2023 (GLOBE NEWSWIRE) – Latham Group, Inc. (“Latham” or “the Company”) (Nasdaq: SWIM), the largest, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand, today announced that Robert Masson will step down as the Company’s Chief Financial Officer for family reasons, effective March 17, 2023. Latham has initiated an external search process for a new Chief Financial Officer.

“I would like to thank Rob for his partnership as we continued to execute on our growth priorities and ongoing lean and value engineering initiatives, and wish him the best,” said Scott Rajeski, Latham’s President and Chief Executive Officer. “We have a highly experienced and talented finance organization, providing us with a robust foundation to continue to drive our business forward.”

“I am appreciative for the opportunity to have worked alongside Scott, the rest of Latham’s executive leadership and the many talented individuals on the finance team,” said Mr. Masson. “I believe that Latham has a compelling growth opportunity with the material conversion to fiberglass, positioning the Company well for the long term.”

Mark Borseth, who previously served as Latham’s Chief Financial Officer from February 2020 to July 2022, will rejoin Latham as a strategic advisor effective February 13, 2023. On March 18, 2023, Mr. Borseth will become the Interim Chief Financial Officer, reporting to Scott Rajeski, Latham’s President and Chief Executive Officer, until a successor has been named. Mr. Borseth is an accomplished finance executive with nearly 40 years of experience in the industrial manufacturing space.

Fiscal 2022 Outlook

Latham today reaffirmed its previously issued full year fiscal 2022 guidance for net sales of $685 million to $700 million and adjusted EBITDA1 of $140 million to $145 million.

The Company expects full year fiscal 2022 capital expenditures to be approximately $40 million.

The Company plans to report financial results for the fourth quarter and full year fiscal 2022 in the first half of March.

1Due to the inherent difficulty of forecasting the timing and amount of future income tax expense that would impact net income, we are unable to reasonably estimate the related impact of such item to net income, the GAAP financial measure most directly comparable to Adjusted EBITDA at this time. Accordingly, we are unable to provide a reconciliation of Adjusted EBITDA to net income with respect to the updated guidance provided herein. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a significant impact on our full-fiscal year GAAP financial results.

About Latham Group, Inc.

Latham Group, Inc., headquartered in Latham, NY, is the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand. Latham has a coast-to-coast operations platform consisting of over 2,000 employees across over 30 facilities.

CONFIDENTIAL

Forward-looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," “guidance,” "intend," "may," “outlook,” "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: secular shifts in consumer demand for swimming pools and spending on outdoor living spaces; slow pace of material conversion from concrete pools to fiberglass pools in the pool industry; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact the Company’s business, including the COVID-19 pandemic and inflation; the impact of the war between the Russian Federation and Ukraine, including the impact of sanctions imposed by Western governments; changes in access to consumer credit or increases in interest rates impacting consumers’ ability to finance their purchases of pools; the impact of weather on the Company’s business; the Company’s ability to attract new customers and retain existing customers, including the ability to generate additional potential sales leads for our dealers and the ability to convert leads generated into ultimate sales of products to consumers; the Company’s ability to sustain further growth and to manage it effectively; the ability of the Company’s suppliers to continue to deliver the quantity or quality of materials sufficient to meet the Company’s needs to manufacture the Company’s products; the availability and cost of third-party transportation services for the Company’s products and raw materials; product quality issues; the Company’s ability to successfully defend litigation brought against the Company; the Company’s ability to adequately obtain, maintain, protect and enforce the Company’s intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; exposure to risks associated with international sales and operations, including foreign currency exchange rates, corruption and instability; security breaches, cyber-attacks and other interruptions to the Company’s and the Company’s third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other international conflicts, public health issues or natural catastrophes and accidents; risk of increased regulation of the Company’s operations, particularly related to environmental laws; fluctuations in our operating results; inability to compete successfully against current and future competitors; inability to achieve projected savings from our cost reduction initiatives; and other risks, uncertainties and factors described under the section titled “Risk Factors” in our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:
Nicole Briguet & Lauren Grama
Edelman for Latham
latham@edelman.com

Media Contact:
Jeff Anzulewicz
jeffanzulewicz@lathampool.com